SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2004

GUILFORD PHARMACEUTICALS INC.
(Exact name of registrant as specified in its
charter)

Delaware	0-23736	52-1841960

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6611 Tributary Street
Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

Exhibit Index is on Page 3

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

     On March 30, 2004, Guilford Pharmaceuticals Inc. issued a press release announcing that Pfizer, Inc. has elected to terminate its agreement with Guilford granting Pfizer the exclusive right to develop NAALADase inhibitors worldwide. Under the agreement, Pfizer was to pay Guilford $10 million on or before March 31, 2004 in addition to $5 million that Pfizer previously paid Guilford upon execution of the agreement. As a result of Pfizer’s termination, all rights to develop and commercialize the NAALADase inhibitor technology granted to Pfizer will revert to Guilford and no further milestone payments or royalties are to be received from Pfizer.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press Release of Guilford Pharmaceuticals Inc. issued March 30, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.

Date: March 30, 2004	By:	/s/ Asher M. Rubin Asher M. Rubin Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description	Page

99.1	Press Release dated March 30, 2004	4

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